UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
_________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 3, 2017
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WEBSTER FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31486	06-1187536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

145 Bank Street, Waterbury, Connecticut 06702
(Address and zip code of principal executive offices)
Registrant’s telephone number, including area code: (203) 578-2202

 Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 3, 2017, Webster Financial Corporation (the "Company") entered into amended and restated non-competition agreements with each of John R. Ciulla, President, Nitin J. Mhatre, Executive Vice President, Community Banking, and Daniel H. Bley, Executive Vice President and Chief Risk Officer, which supersede and replace their existing non-competition agreements with the Company. The amended and restated non-competition agreements incorporate a constructive termination provision that provides that, if the executive resigns his employment due to a material adverse change by the Company in the executive's title or position or due to a material reduction by the Company in the executive's annual target compensation opportunity, then, subject to his execution and non-revocation of a general release of claims in favor of the Company, the executive will be entitled to the same severance benefits as apply upon a termination by the Company without cause (generally an amount equal to the executive's annual base salary, a prorated bonus for the year of termination based on actual performance, and up to one year of employer subsidized health care coverage).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBSTER FINANCIAL CORPORATION

Date: April 3, 2017	By:	/s/ Glenn MacInnes
	Name:	Glenn MacInnes
	Title:	EVP, Chief Financial Officer